                                                                     EXHIBIT 4.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [March] ___, 2002 (this "Agreement"), is entered into by and between Mobile Storage Group, Inc., a California corporation ("Assignor"), and Mobile Services Group, Inc., a California corporation ("Assignee"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Shareholders Agreement (defined below).

                              W I T N E S S E T H:

      WHEREAS, Assignor and certain of its shareholders have entered into that certain Shareholders Agreement, dated as of April 4, 2001 (as amended, restated or otherwise modified through the date hereof, the "Shareholders Agreement");

      WHEREAS, Assignor and Assignee are parties to that certain Agreement and Plan of Merger [being executed concurrently herewith] (the "Agreement of Merger") pursuant to which Assignor will be merged with a wholly owned subsidiary of Assignee (the "Merger"), with Assignor as the surviving corporation in the Merger;

      WHEREAS, after the completion of the Merger, Assignor will be a wholly owned subsidiary of Assignee;

      WHEREAS, in connection with the Merger and pursuant to Section 14.10(a) of the Shareholders Agreement, Assignor desires to assign, transfer and convey all of its rights, titles, interests, privileges, benefits and remedies in, to and under the Shareholders Agreement to Assignee; and

      WHEREAS, in connection with the Merger, Assignee has agreed to assume all of the obligations or duties of Assignor under the Shareholders Agreement.

      NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

      Section 1. Assignment. In consideration for Assignee assuming all of the obligations or duties of Assignor pursuant to the Agreement of Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, conveys and transfers to Assignee all of Assignor's rights, titles, interests, privileges, benefits and remedies in, to and under the Shareholders Agreement.

      Section 2. Assumption. Assignee hereby accepts the assignment, conveyance and transfer of all of Assignor's obligations or duties under the Shareholders Agreement.

      Section 3. Effective Time of this Agreement. This Agreement shall become operative (the "Effective Time") only when the Merger shall have become effective in accordance with the terms of the Agreement of Merger.

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      Section 4. Definition of "Company". Each of Assignor and Assignee agrees that that the definition of "Company" contained in Section 1.1(j) of the Shareholders Agreement shall be amended, without any further action, from and after the Effective Time to mean "Mobile Services Group, Inc., and any successor or assign thereof."

      Section 5. Future Cooperation. Each of Assignor and Assignee hereby agrees to cooperate, with the other or with any person, at all times from and after the date hereof with respect to all of the matters described herein, and to execute, acknowledge and deliver such further assignments, transfers, conveyances, assurances, releases, acceptances, amendments, notifications and other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transactions contemplated by this Agreement.

      Section 6. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      Section 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to any applicable principles of conflicts of law.

      Section 8. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

      Section 9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10. Headings. This section and article headings contained herein are for convenience only and shall not be construed as part of this Agreement.



                            [Signature Page Follows]



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      IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

                                          MOBILE STORAGE GROUP, INC., a
                                          California corporation, as Assignor

                                          By: __________________________________
                                              Name:
                                              Title:



                                          MOBILE SERVICES GROUP, INC., a
                                          California corporation, as Assignee

                                          By: __________________________________
                                              Name:
                                              Title:


Each of the undersigned hereby consents to the assignment by Assignor of the Shareholders Agreement to the Assignee in the manner provided for in this Agreement, and agrees to amend the Shareholders Agreement in the manner described in Section 4 of this Agreement. The following consent and agreement may be executed in separate counterparts.


WINDWARD CAPITAL PARTNERS II, L.P., a
Delaware limited partnership, as the Windward Agent

By: WINDWARD CAPITAL GP II, LLC, a
    Delaware limited liability company, its General Partner



    ----------------------------------
    Name:
    Title:



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MAJORITY ROLL-OVER SHAREHOLDERS:

ROBERTSON LIVING TRUST dated 3/7/00



By: __________________________________
    Name:
    Title:



ZERO-SUM INVESTMENTS S.A.



By: __________________________________
    Name:
    Title:



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